UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 19, 2012

HALLIBURTON COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-3492	No. 75-2677995
(Commission File Number)	(IRS Employer Identification No.)

3000 N. Sam Houston Parkway E., Houston, Texas	77032
(Address of Principal Executive Offices)	(Zip Code)

(281) 871-2699
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 8.01.                      Other Events.

On July 9, 2012, the 165th Judicial District Court of Harris County, Texas issued an order preliminarily approving the proposed settlement by and among Halliburton Company, the named plaintiffs, and all named defendants in the shareholder derivative action entitled Policemen and Firemen Retirement System of the City of Detroit, et al. v. Cornelison, et al., Cause No. 2009-29987 (Harris County District Court, 165th Judicial District, Texas), which case was filed against only current and former Halliburton directors and officers containing various allegations of wrongdoing including violations of the United States Foreign Corrupt Practices Act, claimed KBR, Inc. (KBR) offenses while acting as a government contractor in Iraq, claimed KBR offenses and fraud under United States government contracts, Halliburton activity in Iran, and illegal kickbacks.  A hearing to determine whether the court should issue an order of final approval of the settlement has been scheduled for September 17, 2012 at 1:30 p.m. in the 165th Judicial District Court, Harris County Civil Courthouse, 201 Caroline, 12th Floor, Houston, Harris County, Texas 77002.  Pursuant to the court’s order, any objections to the settlement must be filed in writing with the court no later than August 17, 2012.

Additional information concerning the terms of the proposed settlement, the September 17, 2012 hearing, and the requirements for objections can be found in the “NOTICE TO ALL PERSONS AND ENTITIES WHO HOLD OR BENEFICIALLY OWN COMMON STOCK OR OTHER SECURITIES OF HALLIBURTON COMPANY OF PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE ACTION AND OF SETTLEMENT HEARING” (“Publication Notice”) attached hereto as Exhibit 99.1.  The Publication Notice and the Stipulation of Settlement are available on Halliburton’s Website.

Item 9.01.                      Financial Statements and Exhibits.

The exhibit listed below is filed herewith.

(d)           Exhibits.

99.1
Notice to All Persons and Entities Who Hold or Beneficially Own Common Stock or Other Securities of Halliburton Company of Proposed Settlement of Shareholder Derivative Action and of Settlement Hearing.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date: July 19, 2012	By:	/s/ Bruce A. Metzinger
Bruce A. Metzinger
Assistant Secretary